                  AMENDMENT NO. 5 ("Amendment"), dated as of April __, 2001, to the Amended and Restated Credit Agreement, dated as of March 10, 2000 (as the same may be amended, restated, supplemented and/or modified from time to time in accordance with its terms, the "Credit Agreement"), by and between VIASOURCE COMMUNICATIONS, INC. (the "Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION (the "Lender"). All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

                  The Borrower has requested that Lender amend certain margins, amend certain financial covenants and waive compliance with certain financial covenants and Lender is willing to grant such requests on the terms and conditions set forth herein.

                  Accordingly, the parties hereto agree as follows:

                  Section 1.        Amendment

                  (a) Section 2.2(a) of the Credit Agreement is hereby amended by (x) deleting the tables for calculation of "Applicable Margin" for Term Loans and Revolving Loans and (y) inserting the following substitution therefor:

                           The "APPLICABLE MARGIN" for Loans that are Base Rate Loans and LIBOR Rate Loans shall be determined quarterly, based upon the calculation of the Total Leverage Ratio for the prior fiscal quarter, as follows:

RATIOS                          APPLICABLE MARGIN FOR     APPLICABLE MARGIN FOR BASE
------                          ---------------------     --------------------------
                                  LIBOR RATE LOANS                RATE LOANS
                                  ----------------                ----------

Total Leverage less than                 3.25%                       2.00%
4.25x

Total Leverage greater than              4.00%                       2.75%
or equal to 4.25x but less
than 5.25x

Total Leverage greater than              4.50%                       3.25%
or equal to 5.25x but less
than 6.25x

Total Leverage greater than              5.00%                       3.75%
or equal to 6.25x

                  (b) Section 2.4(e) is hereby amended by amending and restating the table appearing therein in its entirety as follows:

               Payment Date                          Installment Amount
               ------------                          ------------------
       December 31, 2000, March 31, 2001,
       June 25, 2001 and September 25, 2001            $  468,750.00

       December 26, 2001, March 26, 2002,
       June 25, 2002, September 25, 2002,              $  937,500.00
       December 26, 2002, March 26, 2003,
       June 25, 2003 and September 25, 2003

       December 26, 2003, March 26, 2004,              $1,406,250.00
       June 25, 2004 and September 7, 2004

                  (b) Section 6.4(iii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           (iii) Borrower and its Subsidiaries may make Consolidated Capital Expenditures for the Fiscal Year ended December 31, 2001 in an aggregate amount not to exceed $10,000,000 and thereafter Borrower and its Subsidiaries may make Consolidated Capital Expenditures in any Fiscal Quarter in an aggregate amount not to exceed $3,500,000; provided, however, that such amount of Consolidated Capital Expenditures may be increased in an amount equal to the net proceeds of any equity raise by the Borrower occurring during the Fiscal Year ended December 31, 2001.

                  (c) Section 6.7(a) of the Credit Agreement is hereby amended by amending and restating the table appearing therein in its entirety as follows:

               Period                                            Ratio
               ------                                            -----

               January 1, 2001 through March 31, 2001           5.25:1.0

               March 31, 2001 through June 30, 2001             8.75:1.0

               July 1, 2001 through September 30, 2001          7.25:1.0

               October 1, 2001 through December 31, 2001        5.50:1.0

               January 1, 2002 through June 30, 2002            5.25:1.0

               July 1, 2002 through December 31, 2002           4.50:1.0

               January 1, 2003 and thereafter                   3.0:1.0

                  (d) Section 6.7(c) of the Credit Agreement is hereby amended by amending and restating the table appearing therein in its entirety as follows:

               Period                                           Ratio
               ------                                           -----

               January 1, 2001 through March 31, 2001          3.50:1.0

               March 31, 2001 through June 30, 2001            5.75:1.0

               July 1, 2001 through September 30, 2001         4.75:1.0

               October 1, 2001 through December 31, 2001       3.25:1.0

               January 1, 2002 through June 30, 2002           3.00:1.0

               July 1, 2002 through December 31, 2002          2.50:1.0

               January 1, 2003 and thereafter                  2.0:1.0

                  (e) Section 6.7(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

                           (d) DEBT SERVICE COVERAGE RATIO. The Debt Service Coverage Ratio for each day of the rolling four quarter period ending as of each day during each period listed below shall not be less than the ratio indicated below:

                  Period                                            Ratio
                  ------                                            -----

                  March 31, 2001 through June 30, 2001             1.15:1.0

                  July 1, 2001 through September 30, 2001          1.25:1.0

                  October 1, 2001 through December 31, 2001        1.50:1.0

                  January 1, 2002 and thereafter                   1.75:1.0

                  Section 2. Waiver. The Lender hereby waives compliance by the Borrower with the provisions of Section 6.7(b) of the Credit Agreement but solely for those Fiscal Quarters occurring during the Fiscal Year ending December 31, 2001.

                  Section 3.        Representations and Additional Provisions

                  1. The Borrower represents and warrants that (i) after giving effect to this Amendment, no Default or Event of Default is continuing,
(ii) the Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment and (iii) the Credit Agreement, as amended by this Amendment, is duly enforceable against the Borrower.

                  2. Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Credit Agreement and other Loan Documents are unchanged, and such agreements shall remain in full force and effect and are hereby confirmed and ratified.

                  3. The Borrower shall pay all out-of-pocket expenses incurred by the Lender in connection with the transactions contemplated hereby under this Amendment, including but not limited to fees and expenses of Kaye, Scholer, Fierman, Hays & Handler LLP, counsel to the Lender.

                  4. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Loan Documents to the Credit Agreement shall mean and refer to, from and after the effectiveness of this Amendment, the Credit Agreement as amended by this Amendment. Except as herein specifically agreed, the Credit Agreement and the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their respective terms.

                  5. This Amendment shall be effective upon (i) receipt by the Lender of five fully executed copies hereof, (ii) receipt by the Lender of an executed Amended and Restated Revolving Note, substantially in the form of Exhibit A attached hereto and (iii) payment by Borrower to Lender of the closing fee in the amount of $150,000.

                  6. This Amendment may be executed in any number of counterparts, and all such counterparts taken together shall constitute one and the same instrument. Signature pages may be detached from counterpart documents and reassembled to form duplicate executed originals. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed signature page hereto.

                  7. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                    VIASOURCE COMMUNICATIONS, INC.



                                    By: /s/ Douglas J. Betlach
                                        ----------------------------------------



                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION



                                    By: /s/ Thomas P. Waters
                                        ----------------------------------------